Exhibit 99.1

GOLDEN PHOENIX APPOINTS THOMAS KLEIN AS CEO AND SIGNS AGREEMENT TO FORM THE PHOENIX DEVELOPMENT GROUP LLC WITH DAVID CALDWELL

- Robert Martin appointed chairman, Roland Vetter named CFO, Clyde harrison to Chair the Audit Committee -

SPARKS, NV, January 29, 2010 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) is pleased to announce management changes, beginning with the appointment of Thomas Klein to the position of Chief Executive Officer, effective February 1, 2010.  Mr. Klein became an Independent Director of Golden Phoenix in December of 2008, and since then has negotiated a multi-million dollar Company refinancing with Crestview Capital and introduced the opportunity to joint venture the Mineral Ridge gold property with Scorpio Gold Corporation.  Mr. Klein is charged with implementing a business plan that includes optimizing the current assets as well as potential acquisitions, and has agreed to serve in an interim capacity until these goals are achieved.

David A. Caldwell is stepping down as the Company’s CEO and Chief Geoscientist to become the CEO and principal of Phoenix Development Group LLC, an entity to be formed as a mine evaluation enterprise in which Golden Phoenix will hold a 25% ownership interest.  Mr. Caldwell is currently active in South and Central America examining mining properties for presentation to Golden Phoenix.

In a separate Board action, Robert Martin, President, was named Chairman of the Board, filling the seat vacated by Mr. Caldwell.  Additionally, Roland Vetter, an Independent Director, has accepted the position of Chief Financial Officer, and Clyde Harrison, also an Independent Director, has assumed Mr. Vetter’s position as Chairman of the Audit Committee. For more details please refer to the Company’s Current Report on Form 8-K regarding the changes of management within Golden Phoenix, Mr. Caldwell’s agreed upon separation terms and the formation of the Phoenix Development Group LLC.

Tom Klein commented on the future of Golden Phoenix, “With the anticipated closing of the Scorpio Gold JV on our Mineral Ridge mining property, management expects to be in a position to bring renewed growth to the Company. We look forward to building the team, identifying new opportunities and developing our joint venture with the Phoenix Development Group and Dave Caldwell.”

For more information on Golden Phoenix Minerals, please visit their corporate website at http://www.Golden-Phoenix.com/.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada and the Northern Champion molybdenum mine in Ontario, Canada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by Tom Klein, newly appointed CEO,  regarding the potential joint venture related to the Mineral Ridge property, possible new joint ventures with Phoenix Development Group and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in expanding production at the Company’s mines;  the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk  factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.
Robert P. Martin, President (775) 853-4919
investor@golden-phoenix.com